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                                  EXHIBIT 10.86
                             INTERCREDITOR AGREEMENT

          INTERCREDITOR AGREEMENT, dated as of October 23, 2006, between David
R. Vey, an individual ("Vey"), and Oak Harbor Investment Properties, L.L.C., a Louisiana limited liability company ("Oak Harbor").

          WHEREAS, Oak Harbor has extended loan, to Sedona Corporation ("Sedona"), as evidenced by a certain promissory note of dated August 17, 2006 herewith from Sedona to Oak Harbor in the principal sum of ONE MILLION FORTY THOUSAND FOUR HUNDRED TWO and 22 /100 Dollars ($1,040.402.22), (the "Oak Harbor Note"), which note is secured by a first priority lien and pledge of Receivables and certain other assets of Sedona pursuant to the terms and provisions of an Amended and Restated Security Agreement of even date herewith between Sedona and Oak Harbor (the "Oak Harbor Security Agreement"); and

          WHEREAS, Vey has also extended loans to Sedona evidenced by: (i) a convertible promissory note of even date herewith in the aggregate principal sum of TWO MILLION SIX HUNDRED NINETY ONE THOUSAND TWO HUNDRED SIXTY THREE and 36/100 Dollars ($2,691,263.36) (the "Convertible Note"); and (ii) a promissory note of even date herewith in the principal sum of ONE MILLION TWO HUNDRED THIRTEEN THOUSAND NINE HUNDRED FIFTY TWO and 81/100 Dollars ($1,213,952,81) (the "Bridge Note), which such notes are secured by a subordinate lien and pledge of the Receivables and certain other assets of Sedona pursuant to the terms of the Vey Security Agreement; and

          WHEREAS, Vey has also extended loans and has made sums available to Sedona pursuant to the terms of a revolving promissory note of September 26, 2006 herewith from Sedona to Vey, (the "Revolving Note") in the maximum principal amount of FIVE HUNDRED THOUSAND and 00/100 Dollars ($500,000.00) (the "Line of Credit"), which note is secured by a subordinate lien and pledge of the Receivables and certain other assets of Sedona pursuant to the terms of a Security Agreement of even date herewith between Sedona and Vey (the "Vey Security Agreement"); and

          WHEREAS, in order to induce Vey to extend the Line of Credit to Sedona, Sedona has agreed to repay the advances made under the Revolving Note from the proceeds of the Receivables, and

          WHEREAS, Oak Harbor has consented to the distribution of the proceeds of the Receivables to Vey pursuant to the Revolving Notes;

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          Section 1. CERTAIN DEFINED TERMS. As used in this Agreement, the following capitalized terms shall have the meanings respectively assigned to them below.

          "AGREEMENT" shall mean this Intercreditor Agreement, as the same may be amended, supplemented, modified, amended or restated from time to time in the manner provided herein.
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          "NOTES" shall collectively mean the Oak Harbor Note, the Revolving
          Note, the Convertible Note and the Bridge Note.

          "RECEIVABLES" shall mean accounts, accounts receivable, rights to receive payment existing or hereafter arising and all rights, remedies and privileges additions and accessions to the foregoing, and all increases, substitutions, replacements and substitutions thereof and all cash and non-cash proceeds and products of the foregoing, whether now owned or hereafter, acquired or created by Sedona, including but not limited to those resulting from the sale, exchange, collection or other disposition of Sedona's inventory or assets, along with the proceeds from any future sales of debt or equity securities of Sedona, less any costs or expenses incurred with respect to the collection of the sums owed to Sedona.

          "SECURITY AGREEMENTS" shall collectively mean the Oak Harbor Security Agreement and the Vey Security Agreement.

          Section 2. SUBORDINATION OF THE REVOLVING NOTE, BRIDGE NOTE AND THE CONVERTIBLE NOTE. Vey hereby postpones and subordinates, to the extent and in the manner provided in this Agreement, any and all obligations of Sedona pursuant to the Revolving Note, the Bridge Note and the Convertible Note (collectively the "Vey Notes") to the obligations arising under the Oak Harbor Note and any renewals, extensions, increases or modifications to such note. Until the Oak Harbor Note has been fully and finally paid, neither Sedona nor Vey shall take or permit any action prejudicial to or inconsistent with Oak Harbor's priority position over Vey that is created by this Agreement. Vey agrees that the Oak Harbor Note may, in whole or in part, be renewed, extended, increased, modified, accelerated, compromised, settled or released and that any collateral security or liens for the Oak Harbor Note may, from time to time in whole or in part, be exchanged, sold, released or surrendered, as Oak Harbor may deem advisable, all without impairing the subordination contained in this Agreement.

          Section 3. FORBEARANCE OF ENFORCEMENT. So long as Oak Harbor has not received notice of default under any of the Notes, and until such time as the Revolving Note has been satisfied and paid in full, the proceeds of the Receivables may be applied, as and when same are collected, to payment of the principal sums, accrued interest, and any late charges under the Revolving Note.

          Section 4. PRIOR PAYMENT OF THE OAK HARBOR NOTE UPON ACCELERATION OF THE VEY NOTES. In the event that any of the Vey Notes are declared due and payable before their stated maturity, then and in such event no payment or distribution of any kind or character shall be made in respect of the Vey Notes and Oak Harbor shall be entitled to receive payment in full in cash of all amounts due or to become due or in respect of the Oak Harbor Note (whether or not an event of default has occurred thereunder or such Oak Harbor Note has been declared due and payable prior to the date on which it would otherwise have become due and payable), before Vey is entitled to receive any payment or distribution of any kind or character (including any payment which may be payable by reason of the payment of any other indebtedness of Sedona being subordinate to the payment of the Vey Notes by Sedona).


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          Section 5. PRIORITY. As long as notice of an event of default has not been received pursuant to the terms of any of the Notes, payments shall be made and received by Vey or Oak Harbor or their successors or assigns in accordance with the terms and conditions of such Notes. Except as otherwise set forth in this Agreement, Vey and Oak Harbor and their successors and assigns hereby agree that as between themselves, if notice of an event of default has been received under any of the Notes: (a) all payments received thereafter pursuant to the Notes shall be applied in accordance with the following order of priority: (i) payment in full of the Oak Harbor Note; (ii) payment in full of the Bridge Note;
(iii) payment in full of the Convertible Note; and (iv) payment in full of the Revolving Note; and (b) except as expressly provided herein, if Vey or Oak Harbor shall collect or receive any sums or any collateral for any party they shall forthwith deliver such sums to the proper party in the form received. Until such delivery, the sums shall be held in trust for the benefit of the proper party and shall not be commingled with other funds or property.

          Section 6. SUBORDINATION ABSOLUTE. The parties hereto covenant and agree that their subordinations and other covenants and agreements under this Agreement shall: (i) be absolute and unconditional, irrespective of the validity, legality, binding effect or enforceability of any terms and provisions of the Notes or the Security Agreements; and (ii) remain and continue in full force and effect without regard to any waiver of any term or provision of the Notes and Security Agreement.

          Section 7. VALIDITY OF JUNIOR DEBT. The provisions of this Agreement subordinating the Vey Notes are solely for the purpose of defining the relative rights of Oak Harbor and Vey and shall not impair, as between Vey and Sedona, the obligation of Sedona, which is unconditional and absolute, to pay the Vey Notes in accordance with its terms, nor shall any such provisions prevent Vey from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Vey Notes upon default thereunder, subject to the terms hereof and the rights of Oak Harbor hereunder to receive cash, property or securities otherwise payable or deliverable to Vey until the Oak Harbor Note is paid in full.

          Section 8. DURATION AND TERMINATION. This Agreement shall constitute a continuing agreement of subordination, and shall remain in effect until the Notes have been fully and finally paid. Neither the death, nor the bankruptcy of Vey shall effect a termination hereof. Oak Harbor may, without notice to Vey, extend or continue credit and make other financial accommodations to, or for the account of Sedona in reliance upon this Agreement. The obligations of Vey under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of the Oak Harbor Note is rescinded or must otherwise be restored or returned by Oak Harbor by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Sedona or any substantial part of its property, or otherwise, all as though such payment had not been made.

          Section 9. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to the choice of law or conflicts of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Louisiana and of the United States of America, located in the State of Louisiana, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail


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to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transaction contemplated hereby in the courts of the State of Louisiana or the United States of America, located in the State of Louisiana, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          Section 10. COUNTERPARTS/FACSIMILE/AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

          Section 11. ENTIRE AGREEMENT. This Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements) negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.

          Section 12. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

          Section 13. HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          Section 14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Oak Harbor and its successors and its assigns, and to Vey and his heirs, legal representatives, administrators, executors, successors and assigns.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                        Oak Harbor Investment Properties LLC


                                        By:
                                            ------------------------------------
                                            ____________President


                                        By:
                                            ------------------------------------
                                            David R. Vey

          The undersigned hereby agrees to comply with all of the terms and provisions of this Agreement in all respects.

                                        Sedona Corporation


                                        By:
                                            ------------------------------------
                                            Marco A. Emrich
                                            President and CEO


                                        By:
                                            ------------------------------------
                                            Anita M. Primo
                                            Vice President and CFO


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